                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-63280, Form S-8 No. 333-93251, Form S-8 No. 033-62433, Form
S-8 No. 333-12585, Form S-8 No. 333-46953, Form S-8 No. 333-61911, Form S-8 No.
333-51330 and Form S-3 No. 333-65795) pertaining to The Lamson & Sessions Co. Nonemployee Directors Stock Option Plan, the Deferred Compensation Plan for Nonemployee Directors, The Lamson & Sessions Co. Deferred Savings Plan, The Lamson & Sessions Co. 1998 Incentive Equity Plan and the 1988 Incentive Equity Performance Plan, of our report dated February 13, 2004, with respect to the consolidated financial statements and schedule of The Lamson & Sessions Co. included in this Annual Report (Form 10-K) for the year ended January 3, 2004.

                                                      /s/ Ernst & Young LLP

Cleveland, Ohio
February 13, 2004